UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Earliest event reported) January 24, 2006


                           BIOPHAN TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                           0-26057                82-0507874
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                file number)          Identification No.)


      150 Lucius Gordon Drive, Suite 215
           West Henrietta, New York                             14586
   ----------------------------------------                   ----------
   (Address of principal executive offices)                   (Zip code)


                                 (585) 214-2441
               ---------------------------------------------------
               (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2006, we entered into a Line of Credit Agreement (the "Line of Credit Agreement") with Biomed Solutions, LLC, a New York limited liability company ("Biomed"), pursuant to which Biomed has committed to make advances to us, in an aggregate amount of up to $5,000,000. Michael L. Weiner, our President, CEO and a member of our Board of Directors, is the Manager and, indirectly, a 24.3% beneficial owner of Biomed. Mr. Weiner and Ross Kenzie, also a member of our Board of Directors, make up the Biomed Board of Members.

Under the Line of Credit Agreement, advances may be drawn down in such amounts and at such times as we determine upon 15 days' prior notice to Biomed, except that we may not draw down more than $1,500,000 in any 30-day period. We are obligated to utilize the entire credit facility. Amounts borrowed will bear interest at the rate of 8% per annum and are convertible into shares of our Common Stock at the rate of $1.46 per share. Any amounts drawn down and repaid may be reborrowed at any time (subject to requirement of 15 days' notice and the limitation that not more than $1,500,000 may be drawn down during any 30-day period). Biomed's obligation to lend to us under the Line of Credit Agreement expires on June 30, 2007, on which date the entire amount borrowed by us (and not converted into shares of our Common Stock) becomes due and payable. Our obligations with respect to borrowings under the credit facility are governed by a Convertible Promissory Note issued by us to Biomed on January 24, 2006 (the "Note").

In connection with the establishment of the credit facility, on January 24, 2006 we issued to Biomed a Stock Purchase Warrant (the "Warrant") entitling Biomed to purchase up to 1,198,630 shares of our Common Stock at an exercise price of $1.89 per share. Biomed's purchase rights under the Warrant expire on January 23, 2011.

In the Line of Credit Agreement, we agreed to use our reasonable best efforts to prepare and file with the SEC as soon as practicable, but in any event no later than 180 days following the date of the first advance under the Note, a registration statement covering the resale to the public of the shares of our Common Stock issued or issuable upon conversion of the Note or exercise of the Warrant.

The Line of Credit Agreement, the Note and the Warrant other conventional terms, including provisions relating to events of default. The Line of Credit Agreement, the Note and the Warrant are filed as Exhibits to this Current Report on Form 8-K and the foregoing descriptions of such agreements are qualified in their entirety by reference to such Exhibits.


Item 3.02. Unregistered Sales of Equity Securities.

On January 24, 2006, pursuant to the Line of Credit Agreement, we issued the Note to Biomed. Any principal amounts outstanding under the Note are convertible at Biomed's option into shares of our Common Stock at the conversion price of $1.46 per share. Assuming that the entire $5,000,000 credit facility available to us under the Line of Credit Agreement is utilized, and that the entire amount is converted into shares of our Common Stock, upon such conversion we will receive consideration (in the form of debt cancellation) in the amount of $5,000,000 for the issuance of 3,424,657 shares.

Also pursuant to the Line of Credit Agreement, on January 24, 2006 we issued the Warrant to Biomed. The Warrant entitles Biomed to purchase, at any time or times prior to January 23, 2011, up to 1,198,630 shares of our Common Stock at an exercise price of $1.89 per share. If the entire Warrant is exercised, we will receive, in cash, aggregate consideration upon exercise in the amount of $2,265,410.70.

The Note and the Warrant were, and any shares issuable upon conversion of the Note or exercise of the Warrant will be, issued in a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to the exemption set forth in Section 4(2)of such Act and Regulation D promulgated thereunder. No underwriters were involved in the placement of the Note or the Warrant.

In the Line of Credit Agreement, we agreed to use our reasonable best efforts to prepare and file with the SEC as soon as practicable, but in any event no later than 180 days following the date of the first advance under the Note, a registration statement covering the resale to the public of the shares of our Common Stock issued or issuable upon conversion of the Note or exercise of the Warrant. All expenses of such registration will be borne by us.


Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits.

--------------------------------------------------------------------------------
Exhibit Number    Description of Exhibit
--------------------------------------------------------------------------------
4.1               Line of Credit Agreement dated as of January 24, 2006 between
                  Biophan Technologies, Inc. and Biomed Solutions, LLC
--------------------------------------------------------------------------------
4.2               Convertible Promissory Note dated January 24, 2006 to the
                  order of Biomed Solutions, LLC
--------------------------------------------------------------------------------
4.3               Stock Purchase Warrant for the Purchase of up to 1,198,630
                  Shares of Common Stock
--------------------------------------------------------------------------------

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BIOPHAN TECHNOLOGIES, INC.


Date: January 25, 2006                /s/ Darryl Canfield
                                      ------------------------------------------
                                      Darryl Canfield
                                      Vice President and Chief Financial Officer